UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2020
KONTOOR BRANDS, INC.
(Exact name of registrant as specified in charter)

North Carolina	001-38854	83-2680248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
400 N. Elm Street
Greensboro, North Carolina 27401
(Address of principal executive offices)
(336) 332-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, no par value	KTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed, Kontoor Brands, Inc., a North Carolina corporation (“Kontoor”), Lee Wrangler International SAGL, a Società a Garanzia Limitata organized under the laws of Switzerland and a subsidiary of Kontoor (“Lee Wrangler”), and certain other subsidiaries of Kontoor (together with Kontoor and Lee Wrangler, the “Company”) are party to a Credit Agreement, dated as of May 17, 2019 (the “Credit Agreement”), with the lenders and agents party thereto.
On May 5, 2020, the Company, the lenders and the administrative agent entered into a First Amendment to the Credit Agreement (the “Amendment”), which establishes a temporary relief period for the Company (the “Relief Period”), effective from May 5, 2020 until the earlier of (i) the date on which a compliance certificate is delivered for the Company’s fiscal quarter ended June 2021 or (ii) the date on which a compliance certificate is delivered in respect of any previous fiscal quarter demonstrating that the Company is in full compliance with all financial covenants that were in effect prior to the Amendment and upon the Company’s written notification to the administrative agent that the Relief Period should end on such date. During the Relief Period, certain provisions regarding financial covenants are modified, including (i) increase of the maximum total leverage ratio, (ii) addition of a minimum liquidity floor of $200.0 million, (iii) addition of a $250.0 million limit on available cash at the closing of the Amendment and before and after each revolving credit borrowing, and (iv) imposition of stricter limitations on investments, acquisitions, restricted payments, which includes the payment of dividends, and the incurrence of indebtedness. For quarterly measurement periods subsequent to the effective date of the Amendment, the Company is required to maintain a total leverage ratio not to exceed 5.50 to 1.00, 5.50 to 1.00, 5.00 to 1.00 and 4.50 to 1.00 for the fiscal periods ended June 2020, September 2020, December 2020 and March 2021, respectively. An increased interest rate and increased facility fee per annum will be applicable during the Relief Period.
The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment, dated as of May 5, 2020, to the Credit Agreement, dated as of May 17, 2019, among Kontoor Brands, Inc., Lee Wrangler International SAGL, any other subsidiary borrowers from time to time party thereto, and the lenders and agents from time to time party thereto.

Exhibit 104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONTOOR BRANDS, INC.
Date: May 7, 2020	By:	/s/ Laurel Krueger
	Name:	Laurel Krueger
	Title:	Executive Vice President, General Counsel & Corporate Secretary